Exhibit 21.1

List of Subsidiaries

Jurisdiction	Entity Name	State

Australia	Auto Suture Holdings Pty Limited
Lafayette Pharmaceuticals Pty Limited
Mallinckrodt Australia Pty Limited
Medefield Pty Limited
Panmedica Pty Limited
Sherwood Medical Industries Pty Limited
Tyco Healthcare Pty Limited
Valleylab (Australia) Pty Limited

Austria	Tyco Healthcare Austria GmbH

Bahamas	A&E Products Korea Ltd.

Barbados	Graphic Controls (Barbados), Ltd.
USSC FSC, Inc.

Belgium	Mallinckrodt Belgium N.V./S.A.
Tyco Adhesives BVBA
Tyco Healthcare Belgium N.V.

Bermuda	Carnforth Limited
Tyco Sigma Limited

Brazil	A&E Products do Brasil Ltda.
Auto Suture do Brasil Ltda.
Mallinckrodt do Brasil, Ltda.
Polysuture Industria e Comercio Ltda.
Tyco Healthcare do Brasil Ltda.

Canada	Hygieia Holdings (Canada) Inc.

Inbrand Corporation (Canada) Inc.
Lafayette Pharmaceuticals (Canada) Inc.
Ludlow Canada, Inc.
Ludlow Technical Products Canada, Ltd.
Mallinckrodt Canada Inc.
Nellcor Puritan Bennett (Melville) Ltd.
Paragon Trade Brands (Canada) Inc.
Tyco Healthcare Group Canada Inc.

Cayman Islands	Davis & Geck Caribe Limited
U.S.S.C. Puerto Rico, Inc. (Cayman Islands)

Chile	Comercial Kendall (Chile) Limitada

China	Tyco Healthcare International Trading (Shanghai) Co., Ltd.
Tyco Healthcare Medical Products (Shanghai) Manufacturing L.L.C.
Tyco Healthcare Trading (Shanghai) Co., Ltd.
Tyco Plastics International Trading (Shanghai) Co., Ltd.
Tyco Shanghai Management Consulting Co., Ltd.

Colombia	Tyco Healthcare Colombia S.A.

Costa Rica	A&E Productos de Costa Rica, S.A.
Kendall Innovadores en Cuidados al Paciente S.A.

Denmark	Tyco Healthcare Denmark AS
Tyco Holding VII (Denmark) ApS
Tyco Holding XIII (Denmark) ApS
Tyco Holding XIV (Denmark) ApS
Tyco Holding XV (Denmark) ApS
Tyco Holding XVI (Denmark) ApS

Finland	Tyco Healthcare Finland Oy

France	Airox S.A.
ASE Partners S.A.

Auto Suture European Services Center, S.A.
Floreane Medical Implants SA
Imedex Biomateriaux
Ittac Production
Karner Europe SARL
Kendall SA
La Trevoltiane
Ludlow Technical Products France
Mallinckrodt Developpement France S.A.S.
Mallinckrodt France SARL
Mareane SA
Nellcor Puritan Bennett France Holdings SAS
Sofradim
Sofradim Production
Tyco Healthcare France SAS
Tyco Healthcare Lyon SAS
Tyco Healthcare Manufacturing France SAS
Tyco Healthcare SA
Tyco Healthcare Trevoux SCS

Germany	Dritte CORSA Verwaltungsgesellschaft mbH
Karner Europe GmbH
Mallinckrodt Chemical GmbH
Mallinckrodt Chemical Holdings GmbH
Mallinckrodt Medical GmbH
Mallinckrodt Medical Holdings GmbH
Medolas Gesellschaft Fur Medizintechnik GmbH (80%)
Sofradim GmbH
Tyco Healthcare Deutschland GmbH
Tyco Healthcare Deutschland Manufacturing GmbH
USSC (Deutschland) GmbH
USSC Medical GmbH

Gibraltar	Tyco Healthcare (Gibraltar) Holding Limited
Tyco Healthcare (Gibraltar) Limited
Velum 1998 Limited

Verdana Holdings Limited

Greece	Tyco Hellas S.A.

Honduras	A&E Products de Honduras S.A.

Hong Kong	A&E Products (Far East) Limited
Batts Far East Limited
Mallinckrodt Hong Kong Limited
Tyco Healthcare (HK) Co., Ltd.
Tyco Healthcare (HKSAR) Limited

India	A&E India Pvt Ltd
Tyco Healthcare India Pvt Limited

Ireland	Mallinckrodt International Financial Services Company
Mallinckrodt Medical
Mallinckrodt Medical Imaging - Ireland
Nellcor Puritan Bennett Ireland
Nellcor Puritan Bennett Ireland Holdings
Spitafield
Tyco Healthcare Ireland Limited
Tyco Healthcare Services Europe Limited

Israel	Tyco Healthcare (Israel) Ltd.

Italy	Karner-Batts SRL
Mallinckrodt DAR Srl
Mallinckrodt Italia Srl
Tyco Adhesives Italia Srl
Tyco Healthcare Italia, S.p.A.

Japan	Kendall Healthcare Products (Japan) Co., Ltd.
Nippon Sherwood Medical Industries Ltd.
Tyco Healthcare Japan, Inc.

Luxembourg	Tyco Group S.a.r.l.
Tyco Healthcare Group S.A.
Valera Holdings S.a.r.l.

Malaysia	Mallinckrodt Baker Sdn. Bhd.
Mediquip Sdn. Bhd.
Tyco Healthcare Medical Supplies Sdn Bhd

Mauritius	Tyco Healthcare Asia Investments Limited

Mexico	Carlisle Recycling de Mexico S.A. de C.V.
CoEv de Matamoros, S.A. de C.V.
CoEv Servicios de Matamoros, S.A. de C.V.
Especialidades Medicas Kenmex, S.A.
Euro-Flex de Mexico, S.A. de C.V.
Kendall de Mexico S.A. de C.V.
Mallinckrodt Baker S.A. de C.V.
Mallinckrodt Medical S.A. de C.V.
MMJ S.A. de C.V.
Nellcor Puritan Bennett Mexico, S.A. de C.V.
Raychem Tecnologias, S. de R.L. de C.V.
Raychem Tijuana Services, S.A. de C.V.
Retail Group de Mexico S.A. de C.V.

Netherlands	Auto Suture Belgium B.V.
Mallinckrodt Baker B.V.
Mallinckrodt Baker Deutschland, Zweigniederlassung der Mallinckrodt Baker B.V.
Mallinckrodt Benelux B.V.
Mallinckrodt Europe B.V.
Mallinckrodt Holdings B.V.
Mallinckrodt Medical B.V.
Mallinckrodt Operations B.V.
Mallinckrodt Services B.V.
Tyco Healthcare Nederland BV
Tyco Healthcare Limited

Norway	Tyco Healthcare Norge AS

Panama	Kendall, S.A. (Panama)
KMS Colon, Panama, S.A.

Peru	Tyco Healthcare Peru S.A.

Philippines	Carlisle Philippines, Inc.

Poland	Mallinckrodt Polska Sp.z o.o.
Tyco Polska Sp.z.o.o.

Portugal	Karner-Europe, Lda
Tyco Healthcare Portugal, Produtos De Saude Lda.

Romania	Karner Europe SRL

Russia	Auto Suture Surgical Instruments

Singapore	Mallinckrodt Asia Pacific Pte. Ltd.
Tyco Healthcare Pte. Ltd

Slovak Republic	Tyco Healthcare ECE (Eastern Central Europe), s.r.o.

South Africa	A&E Products South Africa (Proprietary) Limited
Accucomp (Pty.) Ltd.
Accufusion (Pty.) Ltd.
Kendall Company of South Africa (Pty) Limited, The
Trigate (Pty.) Ltd.
Trinance (Pty.) Ltd.
Tyco Healthcare (Proprietary) Limited
Batts Korea Ltd. (50%)
Tyco Healthcare Korea, Inc.

Spain	Controles Graphicos Ibericos, S.A.

Kendall Espana S.A.
Mallinckrodt Medical S.A.
Tyco Healthcare Spain SL

Sweden	DISAB Diagnostic Imaging Holding AB
Karner Europe AB
Mallinckrodt Sweden AB
Tyco Healthcare Norden AB

Switzerland	Covidien AG
Covidien Finance GmbH
Covidien Holdings GmbH
Heartstone Services GmbH
Mallinckrodt Switzerland Limited
Tyco Group S.a.r.l., Luxembourg (L), (Schaffhausen Branch)
Tyco Healthcare Group AG
Tyco Healthcare Retail Services AG
Tyco Healthcare Schweiz AG
Tyco International Finance Alpha GmbH
Tyco International Holding AG
Tyco Plastics Services AG

Taiwan	A&E Hangers Taiwan Co., Ltd.
Tyco Healthcare (Taiwan) Ltd.

Thailand	Kendall Gammatron Limited (85%)
THC Holdings Limited
Tyco Healthcare (Thailand) Limited

Turkey	Karner Europe Aski Ticaret Limited Sirketi
Tibset Steril Tibbi Aletler Sanayi ve Ticaret Anonim Sirketi
Tyco Saglik A.S.

UK	A&E Karner Limited
Advanced Absorbent Products Holdings Limited
Argyle Medical Industries (U.K.) Limited

Auto Suture U.K. Limited
Auto Suture UK Export Limited
CDK U.K. Limited
Comforta Healthcare Ltd. (UK)
Ganmill Limited
Inbrand Holdings Limited
Inbrand Limited
Inbrand UK Limited
Karner Europe (UK) Ltd.
Lafayette Healthcare Limited
Mallinckrodt Chemical Holdings (U.K.) Ltd.
Mallinckrodt Chemical Limited
Mallinckrodt Medical Holdings (U.K.) Limited
Mallinckrodt U.K. Ltd.
MKG Medical U.K. Ltd.
Pryor and Howard (1988) Limited
Tyco Healthcare (UK) Commercial Limited
Tyco Healthcare (UK) Manufacturing Limited
Tyco Healthcare UK Limited
Tyco Healthcare UK Pension Trustees Limited

USA	A&E Construction Products, Inc.	DE
	A&E GP Holding, Inc.	NV
	A&E Hangers, Inc.	NV
	A&E Holding GP	DE
	A&E Products Group LP	DE
	A&E Products Group, Inc.	DE
	Adhesives Holding GP	DE
	AEPG, Inc.	NV
	Airox, Inc.	DE
	Auto Suture Company, Australia	CT
	Auto Suture Company, Canada	CT
	Auto Suture Company, Netherlands	CT
	Auto Suture Company, U.K.	CT
	Auto Suture Eastern Europe, Inc.	DE
	Auto Suture International, Inc.	CT

Auto Suture Norden Co.	CT
Auto Suture Puerto Rico, Inc.	CT
Auto Suture Russia, Inc.	DE
AWZ Inc.	DE
Batts Holdings, Inc.	DE
Batts, Inc.	MI
Carlisle Plastics Holding LLC	DE
Coated Products GP, Inc.	NV
Coated Products Holdings, Inc.	DE
Confab International, L.P.	DE
Confluent Surgical, Inc.	DE
Elkay Services LLC	DE
First Lafayette Holdings, Inc.	DE
Forever Hangers, Inc.	MI
FRM Services, Inc.	GA
GC Holding, Inc.	DE
GC Holding, Inc. I	DE
General Sub Acquisition Corp.	CA
General Surgical Holdings, Inc.	NV
General Surgical Innovations, Inc.	CA
Georgia Packaging, Inc.	DE
Graphic Holdings, Inc.	DE
Healthcare Aviation Trust
IMC Exploration Company	MD
Infrasonics Technologies, Inc.	NV
InnerDyne Holdings, Inc.	DE
InnerDyne, Inc.	DE
KHPC Holding GP	DE
Kendall Holding Corp.	NV
King Packaging Co., Inc.	GA
Lafayette Pharmaceuticals, Incorporated	DE
LCP Holding	DE
LCP, Inc.	NV
Liebel-Flarsheim Company	DE
Life Design Systems, Inc.	WI
Ludlow Coated Products LP	DE

Ludlow Corporation	MA
Ludlow Company LP, The	DE
Ludlow Jute Company Limited	MA
Ludlow Services LLC	DE
Ludlow Technical Products Corporation	NY
Mallinckrodt Baker International, Inc.	DE
Mallinckrodt Baker, Inc.	NJ
Mallinckrodt Brand Pharmaceuticals, Inc.	DE
Mallinckrodt Caribe, Inc.	DE
Mallinckrodt Holdings, LLC	DE
Mallinckrodt Inc. (Delaware)	DE
Mallinckrodt International Corporation	MO
Mallinckrodt LLC	DE
Mallinckrodt Medical PMC	NV
Mallinckrodt TMH	NV
Mallinckrodt Veterinary, Inc.	DE
Mode Plastics, Inc.	NY
MSCH LLC	DE
National Catheter Corporation	NY
National Tape Corporation	LA
National Tape Holdings, Inc.	DE
Nellcor Puritan Bennett Export Inc.	DE
Nellcor Puritan Bennett LLC	DE
Old Colony State Insurance Company	VT
Paragon Trade Brands, Inc.	DE
Plastics Holding Corporation	NV
Polyken Technologies Europe, Inc.	DE
Private Products, Inc.	DE
PTB Acquisition Sub, Inc.	DE
PTB Holdings, Inc.	OH
PTB International, Inc.	DE
Sherwood Medical Company	DE
Sherwood Medical Company I	DE
Sherwood-Accurate Inc.	DE
Sofradim Corporation	MA
Sunbelt Holding LLC	DE
Sunbelt Holding, Inc. I	DE

	Sunbelt Holdings, Inc.	DE
	Sunbelt Manufacturing, Inc.	LA
	Surgical Service Corporation	MD
	SWD Holding, Inc.	DE
	SWD Holding, Inc. I	DE
	TA, Inc.	NV
	THC Pool LLC	NV
	TKC Holding Corp.	DE
	Tyco Adhesives GP Holding, Inc.	NV
	Tyco Adhesives LP	DE
	Tyco Adhesives, Inc.	NV
	Tyco AR Funding 2002 LLC	DE
	Tyco Healthcare Group LP	DE
	Tyco Healthcare Holdings, Inc.	CT
	Tyco Healthcare Retail Group GPS	DE
	Tyco Healthcare Retail Group, Inc.	DE
	Tyco Healthcare Services LLC	DE
	Tyco International (US) International Holdings A, LLC	DE
	Tyco Plastics LP	DE
	Tyco Safety Holdings, Inc.	DE
	U.S.S.C. Puerto Rico (NY), Inc.	NY
	United States Surgical Corporation	DE
	USSC Financial Services Inc.	CT
	Valleylab Holding Corporation	DE
	Valleylab Inc	CO
	Vivant Medical, Inc.	DE
	W.A.F. Group, Inc.	NY

Venezuela	Kendall de Venezuela, C.A.